Exhibit 10.9

AMENDMENT NO. 3

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN

OF UP TO US$47,500,000

dated June 20, 2011,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.,
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH,
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of November 26 2014

AMENDMENT NO. 3 TO FACILITY AGREEMENT

THIS AMENDMENT NO. 3 TO FACILITY AGREEMENT (this "Amendment") is dated as of November 26, 2014, by and among (1) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Americas") and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Australia"), as joint and several borrowers (the "Borrowers",  and each individually a "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), as guarantor, -(3)-the banks and financial institutions listed -on Schedule-I to the Original Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender") and (4) ING BANK N.V., LONDON BRANCH , as facility agent (in such capacity including any successor thereto, the "Facility Agent") and as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 20, 2011, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, as amended by Amendment No. 1 thereto dated as of September 19, 2013 and an Amendment No. 2 dated as of November 4, 2014 (the "Original Agreement" and as further amended hereby, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has informed the Creditors that certain affiliates of the Guarantor intend to sell the vessels the EGS TIDE, the EGS WAVE, the EGS CREST, the NAIDA RAMIL, the PEGGY PALMER and the OCEAN PORPOISE and certain other nonperforming assets, including [insert details] (which represent approximately 11% of the Guarantor's total assets) (the "Sale");

WHEREAS, the Guarantor has informed the Creditors that as a  result of the Sale, it is anticipated that the Borrowers and the Guarantor may incur impairment losses under GAAP (the "Impairment Losses");

WHEREAS, the Guarantor has informed the Creditors that (i) a default under Section 8.1(m) of the Original Agreement may, absent a waiver from the Lenders, occur as a result of the Impairment Losses and (ii) the covenants contained in Sections 9.2(i) and 9.3(c) of the Original Agreement will, absent a waiver from the Lenders, be breached upon the occurrence of the Sale;

WHEREAS, the Security Parties and the Creditors have agreed, inter cilia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated mutatis mutandis).

3. No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or. assage of time, _or both, would constitute mavent of De.ffil

4. Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as amended hereby, so long as the Original Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Confirmation of Guarantee. The Guarantor hereby reaffirms ail of its obligations under Section 11 of the Original Agreement and confirms that such obligations shall remain in full force and effect following the effectiveness of this Amendment.

6. Confirmation of the security constituted by the Security Documents. Each Security Party hereby confirms that nothing in this Amendment shall adversely affect the security constituted by the Security Documents and its intention is that such security is and shall remain in full force and effect and shall extend to the obligations of the Borrowers and the Guarantor under the Original Agreement notwithstanding the amendments to the Original Agreement pursuant to this Amendment and in each case such security shall extend to the obligations of the Borrowers and the Guarantor under the Original Agreement as amended by this Amendment.

7. Waivers/Consents. Subject to the Security Parties' continued compliance with the provisions contained herein and in the Facility Agreement to the satisfaction of the Creditors in their sole discretion, the Creditors hereby (a) waive any default occurring under Section 8.1(m) of the Facility Agreement solely in connection with the Impairment Losses and (b) consent to the Sale and waive any breach of Section 9.2(i) of the Facility Agreement solely in connection with the Sale. The Creditors, solely in connection with the transactions described herein, hereby waive compliance with any other provision contained in the Facility Agreement or the other Transaction Documents as may be necessary to give full effect to the waiver and consent set forth in this Section 7.

8. Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)All references to "this Agreement" shall be deemed to refer to the Original

Agreement, as amended hereby;

(b)The following definition shall be added to Section 1.1 of the Original

Agreement in its alphabetical order as follows:

"'Impairment Losses" shall mean any impairment losses incurred by the Guarantor, on a consolidated basis, which, in accordance with GAAP, would result from the placement of the following assets as held for sale on the balance sheet: the vessels EGS TIDE, EGS WAVE, EGS CREST, NAIDA RAM1L, PEGGY PALMER and OCEAN PORPOISE [insert any additional nonperforming assets to be included as part of the impairment losses};' ; and

(C)Section 9.3(c) of the Original Agreement is hereby amended and restated

in its entirety as follows:

"(c) Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of (i) ninety per cent (90%) of Consolidated Tangible Net Worth as of December 31, 2009, less Impairment Losses, and (ii) the sum of fifty per cent (50%) of (a) all net income of the Guarantor (on a consolidated basis) earned after December 31, 2009, excluding any impairment charge taken by the Guarantor during 2010 with respect to its Mexican rail ferry service and Impairment Losses, and (b) the proceeds from the issuance of any common and/or preferred stock of the Guarantor on or after December 31, 2009; and".

9. Fees apd Expenses. The Borrowers agree to pay promptly upon demand therefor, all costs and expenses (including legal fees) incurred by the Lenders in connection with the preparation and execution of this Amendment.

10. No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

11. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:
(a)	This Amendment. The Borrowers and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent;
(b)	Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

i. copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to the Borrowers, shareholders evidencing approval the, transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii.

copies, certified as true and complete by an officer of each of the Security Parties, of the certificate or articles of incorporation and by-laws or similar constituent documents thereof, which certificates may be in the form of bring down certificates as appropriate;

iii.	certificate of the jurisdiction of incorporation of each Security Party as to the good standing thereof; and
iv.

a certificate signed by the Chairman, President, Chief Financial Officer, Vice President, Treasurer or Controller of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such Security Party contained in the Original Agreement as amended hereby are true and correct as of the date of such certificate.

(c)	Legal Opinions. The Facility Agent shall have received such legal opinions as it shall reasonably require.
(d)	Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Original Agreement and this Amendment;

12. Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment, By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties' obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

14. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

15. Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

DRY BULK AMERICAS LTD.,
as Borrower

By:________________________
Name: ERIK L JOHNSEN
Title: DIRECTOR

DRY BULK AUSTRALIA LTD.,
as Borrower

By:________________________
Name: ERIK L JOHNSEN
Title: DIRECTOR

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

By:________________________
Name: D B DRAKE
Title: V/P - TREASURER

ING BANK N.V., LONDON BRANCH,
as Facility Agent, Security Trustee and Lender

By:________________________
Name: ADAM BYRNE
Title: MANAGING DIRECTOR

By:________________________
Name: ROBERTUS KROL
Title: DIRECTOR

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